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                              ADVISORY AGREEMENT

     AGREEMENT made as of the 30th day of July, 1985 between VAN ECK ASSOCIATES CORPORATION, a corporation organized under the laws of the State of Delaware and having its principal place of business in New York, New York (the "Advisor"), and VAN ECK FUNDS, a Massachusetts business trust having its principal place of business in New York, New York (the "Trust").

     WHEREAS, the Trust is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, the Advisor is engaged principally in the business of rendering investment management services and is so registered under the Investment Advisers Act of 1940; and

     WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust intends to initially offer shares in one series, the World Trends Fund [such series (being referred to herein as the "Initial Fund") together with all other series subsequently established by the Trust with respect to which the Trust desires to retain the Advisor to render investment advisory services hereunder and with respect to which the Advisor is willing so to do, being herein collectively referred to as the "Funds"];

     NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

     1.  APPOINTMENT OF ADVISOR.

          (a) Initial Fund. The Trust hereby appoints the Advisor to act as manager and investment adviser to the Initial Fund for the period and on the terms herein set forth. The Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

          (b) Additional Funds. In the event that the Trust establishes one or more series of shares other than the Initial Fund with respect to which it desires to retain the Advisor to render management and investment advisory services hereunder, it shall so notify the Advisor in writing, indicating the advisory fee which will be payable with respect to
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               the additional series of shares. If the Advisor is willing to render such services, it shall so notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder.

     2.  DUTIES OF ADVISOR.

     The Advisor, at its own expense, shall furnish the following services and facilities to the Trust:

          (a) Investment Program. The Advisor will (i) furnish continuously an investment program for each Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged by each Fund and what portion, if any, of the assets of each Fund shall be held uninvested, and (iii) make changes on behalf of the Trust in the investments of each Fund. The Advisor will also manage, supervise and conduct such other affairs and business of the Trust and each Fund thereof and matters incidental thereto, as the Advisor and the Trust agree, subject always to the control of the Board of Trustees of the Trust and to the provisions of the Declaration of Trust and By-laws and the 1940 Act.

          (b) Office Space and Facilities. The Advisor will arrange to furnish the Trust office space in the offices of the Advisor, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities, and telephone service for managing the affairs and investments of the Trust. These services are exclusive of the necessary services and records of any dividend disbursing agent, transfer agent, registrar or custodian, and accounting and bookkeeping services which may be provided by the custodian.

          (c) Personnel. The Advisor shall provide executive and clerical personnel for administering the affairs of the Trust, and shall compensate officers and Trustees of the Trust if such persons are also employees of the Advisor or its affiliates, except as provided in Paragraphs 3(f), 3(j) and 3(m) hereof.

          (d) Portfolio Transactions. The Advisor shall place all orders for the purchase and sale of portfolio securities for the account of each Fund with brokers or dealers selected by the Advisor,

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               although the Trust will pay the actual brokerage commissions on portfolio transactions in accordance with Paragraph 3(c). In executing portfolio transactions and selecting brokers or dealers, the Advisor will use its best efforts to seek on behalf of the Trust or any Fund thereof the best overall terms available. In assessing the best overall terms available for any transaction, the Advisor shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to any Fund and/or other accounts over which the Advisor or an affiliate of the Advisor exercises investment discretion. The Advisor is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Advisor or its affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Advisor or its affiliates provided that the Advisor does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in a manner the Advisor deems equitable among the accounts involved. Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and subject to seeking the most favorable price and execution available and such other policies as the Board of Trustees of the Trust may determine, the Advisor may consider sales of shares of a Fund as a factor in the

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               selection of broker-dealers to execute portfolio transactions for a Fund.

     3.  ALLOCATION OF EXPENSES.

     Except for the services and facilities to be provided by the Advisor as set forth in Paragraph 2 above, the Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Advisor for any such expenses incurred by the Advisor. The expenses to be borne by the Trust shall include, without limitation:

          (a) The charges and expenses of any registrar, stock transfer or dividend disbursing agent, custodian, depository or other agent appointed by the Trust for the safekeeping of its cash, portfolio securities and other property;

          (b)  the charges and expenses of auditors and outside accountants;

          (c) brokerage commissions for transactions in the portfolio securities of the Trust;

          (d) all taxes, including issuance and transfer taxes, and corporate fees payable by the Trust to Federal, state or other U.S. or foreign governmental agencies;

          (e)  the cost of stock certificates representing shares of the Trust;

          (f) expenses involved in registering and maintaining registrations of the Trust and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, including reimbursement of actual expenses incurred by the Advisor in performing such functions for the Trust, and including compensation of persons who are Advisor employees in proportion to the relative time spent on such matters;

          (g) all expenses of shareholders' and Trustees' meetings, including meetings of committees, and of preparing, setting in type, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to shareholders;

          (h) all expenses of preparing and setting in type prospectuses, and expenses of printing and mailing the same to shareholders (but not expenses of

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               printing and mailing of prospectuses and literature used for promotional purposes);

          (i) compensation and travel expenses of Trustees who are not "interested persons" of the Advisor within the meaning of the 1940 Act;

          (j) the expense of furnishing, or causing to be furnished, to each shareholder statements of his account, including the expense of mailing, and any charges and expenses for services performed by the Advisor or by Van Eck Securities Corporation in connection with servicing shareholder accounts, including accounting and bookkeeping services not otherwise provided by a custodian or dividend and transfer agent;

          (k) charges and expenses of legal counsel in connection with matters relating to the Trust, including, without limitation, legal services rendered in connection with the Trust's corporate and financial structure, day to day legal affairs of the Trust and relations with its shareholders, issuance of Trust shares, and registration and qualification of securities under Federal, state and other laws;

          (l) the expenses of attendance at professional meetings of organizations such as the Investment Company Institute by officers and Trustees of the Trust, and the membership or association dues of such organizations;

          (m) upon the net assets of a Fund exceeding $10 million, the cost and expense of maintaining the books and records of the Trust, including general ledger and daily net asset value accounting, including compensation of persons who are Advisor employees in proportion to the relative time spent on such matters;

          (n) the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act and the expense of obtaining and maintaining an errors and omissions policy;

          (o)  interest payable on Trust borrowings;

          (p)  postage; and

          (q) any other costs and expenses incurred by the Advisor for Trust operations and activities,

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               including but not limited to the organizational costs of a Fund which will initially be paid by the Advisor and reimbursed by the Trust to the Advisor.

     4.  ADVISORY FEE.

          (a) For the services and facilities to be provided to each of the Funds by the Advisor as provided in Paragraph 2 hereof, the Trust shall pay the Advisor a fee payable monthly with respect to each of the Funds, which fee shall be paid at the annual rate set forth in the advisory fee schedule below as amended from time to time to reflect changes with respect to the establishment of new Funds. The Fee is based upon the daily average net assets of a Fund, determined in accordance with procedures established from time to time by.or under the direction of the Board of Trustees of the Trust:


                             ADVISORY FEE SCHEDULE

          Daily Average                                Annual
          Net Assets                                   Fee Rate
          ----------                                   --------

                               World Trends Fund
                               -----------------

          Up to and including $500
          million                                       .75%

          Over $500 million up to
          and including $750 million                    .65%

          Over  $750 million                            .50%

     5.   EXPENSE LIMITATION.

     The Advisor agrees that for any fiscal year of the Trust during which the total of all expenses of the Trust (including investment advisory fees under this agreement, but excluding interest, portfolio brokerage commissions and expenses, taxes and extraordinary items) exceeds the lowest expense limitation imposed in any state in which the Trust is then making sales of its shares or in which its shares are then qualified for sale, the Advisor will reimburse the Trust for such expenses not otherwise excluded from reimbursement by this Paragraph 5 to the extent that they exceed such expense limitation.

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     6.   TRUST TRANSACTIONS.

     The Advisor agrees that neither it nor any of its officers, directors, employees or agents will take any long or short term position in the shares of the Trust; provided, however, that such prohibition shall not prevent the purchase of shares of the Trust by any of the persons above described for their account and for investment at the price (net asset value) at which such shares are available to the public at the time of purchase or as part of the initial capital of the Funds.

     7.   RELATIONS WITH TRUST.

     Subject to and in accordance with the Declaration of Trust and By-laws of the Trust and the Articles of Incorporation and By-laws of the Advisor, respectively, it is understood (i) that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Advisor (or any successor thereof) as directors, officers, or otherwise; (ii) that directors, officers, agents and shareholders of the Advisor are or may be interested in the Trust as Trustees, officers, shareholders, or otherwise; and (iii) that the Advisor (or any such successor) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Declaration of Trust, Articles of Incorporation and By-laws.

     8.   LIABILITY OF ADVISOR AND OFFICERS AND TRUSTEES OF THE TRUST.

     Neither the Advisor nor its officers, directors, employees, agents or controlling persons or assigns shall be liable for any error of judgment or of law, or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Advisor or such persons against any liability to the Trust or its shareholders to which the Advisor might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

     9.   DURATION AND TERMINATION OF THIS AGREEMENT.

          (a) Duration. This Agreement shall become effective with respect to the Initial Fund on the date hereof and, with respect to any additional Fund, on the date of receipt by the Trust of notice from the Advisor in accordance with Paragraph 1(b) hereof that the Advisor is willing to serve as

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               Advisor with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect until April 30, 1987 with respect to the Initial Fund and shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of such Fund, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. However, the continuance of this Agreement with respect to any Fund other than the Initial Fund is subject to the approval of this Agreement by a majority of the outstanding voting shares of such Fund within twelve (12) months following the date on which such Fund becomes a Fund hereunder.

               Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of any Fund shall be effective to continue this Agreement with respect to any such Fund notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund affected thereby, and (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise.

          (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by the Advisor on sixty (60) days' written notice to the other party.

          (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment.

     10.  NAME OF TRUST.

     It is understood that the name "Van Eck" is the valuable property of Van Eck Associates corporation, and that the Trust has the right to include "Van Eck" as a part of its

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     name only so long as this Agreement shall continue. Upon termination of this Agreement the Trust shall forthwith cease to use the "Van Eck" name and shall submit to its shareholders an amendment to its Declaration of Trust to change the Trust's name.

     11.  PRIOR AGREEMENT SUPERSEDED.

     This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

     12.  SERVICES NOT EXCLUSIVE.

     The services of the Advisor to the Trust hereunder are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

     13.  MISCELLANEOUS.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     14.  LIMITATION OF LIABILITY.

     The term "Van Eck Funds" means and refers to the Trustees from time to time serving under the Declaration of Trust of the Trust dated April 3, 1985, as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Declaration of Trust.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

VAN ECK FUNDS                           VAN ECK ASSOCIATES CORPORATION



By______________________________      By____________________________
 President                              President



Attest:              Attest:



_______________________________       _______________________________
          Secretary                               Secretary

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